EXHIBIT 20(c)

            Monthly Certificateholders' Statement

             Sears Credit Account Master Trust II

             Series 1995-3 Monthly Statement

Distribution Date: May 17, 1999  Due Period Ending: April 1999

Under the Series Supplements relating to the Pooling and Servicing Agreement dated as of July 31, 1994, as amended, by and among Sears, Roebuck and Co., SRFG, Inc. (formerly Sears Receivables Financing Group, Inc.) and
The First National Bank of Chicago as Trustee, the Trustee is required to prepare certain information each month regarding current distributions to Certificateholders and the performance of the Trust. The information for the Due Period and the Distribution Date listed above is set forth below:

1. Payments or Allocations to Series 1995-3 Investors this Due Period



                   Total       Interest        Principal

Series 1995-3

Class A         $2,916,666.67   $2,916,666.67     $0.00

Class B           $135,937.50     $135,937.50     $0.00

Class C                 $0.00           $0.00     $0.00



2. Principal Receivables at the end of the Due Period

(a) TOTAL PRINCIPAL RECEIVABLES
IN THE TRUST                         $10,269,647,656.85

Aggregate Investor Interest           $7,539,466,394.64

Seller Interest                       $2,730,181,262.21

(b) INVESTOR INTEREST BY GROUPS

Group One Investor Interest           $7,539,466,394.64

(c) INVESTOR INTEREST BY SERIES

Series 1994-1 Investor Interest         $565,847,040.60
Series 1995-1 Investor Interest         $196,081,127.36
Series 1995-2 Investor Interest         $593,295,874.08
Series 1995-3 Investor Interest         $588,240,000.00
Series 1995-5 Investor Interest         $588,250,000.00
Series 1996-1 Investor Interest         $588,240,000.00
Series 1996-2 Investor Interest         $319,361,352.60
Series 1996-3 Investor Interest         $588,240,000.00
Series 1996-4 Investor Interest         $588,240,000.00
Series 1996-5 Investor Interest         $628,931,000.00
Series 1997-1 Investor Interest         $588,240,000.00
Series 1998-1 Investor Interest         $588,250,000.00
Series 1998-2 Investor Interest         $530,000,000.00
Series 1999-1 Investor Interest         $588,250,000.00

(d) INVESTOR INTEREST BY CLASS (SERIES 1995-3)

Class A Investor Interest               $500,000,000.00
Class B Investor Interest                $22,500,000.00
Class C Investor Interest                $65,740,000.00

TOTAL CLASS INVESTOR INTEREST           $588,240,000.00


3. Allocation of Collections During the Due Period

(a) TOTAL COLLECTIONS                   $772,670,923.30

Principal Receivables Collected         $610,526,686.64

Finance Charge Receivables Collected    $162,144,236.66

Recovered Amounts added as Additional
Funds                                    $14,644,661.66


                                                                Additional
                            Finance Charge     Principal       Allocable
                            Collections        Collections     Amounts

(b)ALLOCATION OF COLLECTIONS
WITH RESPECT TO THE INVESTOR
INTEREST AND THE SELLER INTEREST

Aggregate Investor
Allocation (Aggregate
Investor Percentage
multiplied by total
Collections received
during the Due Period)      $118,645,012.56     $446,737,718.72 $14,644,661.66

Seller Allocation
(Seller Percentage
multiplied by total
Collections received
during the Due Period)      $43,499,224.10     $163,788,967.92 $0.00

(c) Group One Allocation    $118,645,012.56    $446,737,718.72 $14,644,661.66

(d) Series 1995-3
Allocation                  $9,114,552.57      $34,319,305.41  $1,125,032.87

(e)Reallocations of
Collections to Series
1995-3 from other series
in Group One and application
of Charge-Off reimbursements
to Principal payments.      $0.00              $0.00           $0.00


4. Information Concerning Controlled Amortization Amount

                             Amount Distributed  Total Distributions
                             this Due Period   through this Due Period

SERIES 1995-3 BY CLASS:

Class A                           $0.00              $0.00

Class B                           $0.00              $0.00

Class C                           $0.00              $0.00


5. Investor Charged-Off Amounts
                                               This Due Period

(a)Group One (the sum of the Series
Investor Charged-Off Amounts for all
Series in Group One)                        $53,469,313.22

(b)Series 1995-3 (the sum of the Class
Investor Charged-Off Amounts for all
Classes in Series 1995-3)                    $4,107,622.02

(c)Series 1995-3 By Class:

Class A (Class A Percentage multiplied
by the Charged-Off Amount)                   $3,491,450.78

Class B (Class B Percentage multiplied
by the Charged-Off Amount)                     $157,115.29

Class C (Class C Percentage multiplied
by the Charged-Off Amount)                     $459,055.95


6. Investor Losses
                                                   Total

(a)Group One                                        $0.00

(b)Series 1995-3                                    $0.00

(c)Series 1995-3 By Class:

  Class A                                           $0.00

  Class B                                           $0.00

  Class C                                           $0.00


7. Monthly Servicing Fee Payable This Due Period

SELLER SERVICING FEE                        $4,678,961.37

INVESTOR SERVICING FEE

(a)Group One                               $12,761,961.65

(b)Series 1995-3                              $980,400.00

8. Performance Analysis

(a)Portfolio Yield (Finance Charge Collections
during the Due Period divided by Principal
Receivables in the Trust as of the first
day of the Due Period)                             18.59%

(b)Charge-Offs (Charged-Off Amounts during
the Due Period divided by Principal
Receivables in the Trust as of the
first day of the Due Period)                        8.38%

(c)Recoveries (Recovered Amounts added as
Additional Funds on the Distribution Date
divided by Aggregate Investor Interest in the
Trust as of the first day of the Due Period)        2.30%

(d)Investor Servicing Fee Percentage
(weighted  average of Investor Servicing
Fees for Series 1995-3)                             2.00%

(e)Weighted Average Certificate Rate
(weighted average certificate rates for all
classes of Series 1995-3)                           6.23%

(f)Series Excess Servicing Percentage (the sum of
Portfolio Yield and Recoveries minus the sum of
Charge-Offs, the Investor Servicing Fee Percentage
and the Weighted Average Certificate Rate)          4.28%

(g)Total Payment Rate (Aggregate Collections
during the Due Period divided by the aggregate
amount of Receivables in the Trust as of
the first day of the Due Period)                    7.27%

9. Summary Delinquency Aging Information

In April 1999, Sears completed its conversion to the Total Systems Services, Inc. ("TSYS") account processing system, affecting approximately 64% of the receivable balances in the Trust at the end of the April Due Period. Although all accounts have been converted, the remaining 36% of the receivable balances will not be reflected in TSYS balances until the end of the May Due Period.
For a further discussion of Sears change to a new aging methodology in connection with the conversion of its receivables processing system to the TSYS account processing system, see the Trust's Current Report on Form 8-K dated
May 14, 1998.

The Accounts in the Trust have the following delinquency distribution:

                                              April 1999
                                       Non-Converted  Converted
Delinquencies as a % of balances (1)   Accounts (2)   Accounts (3)

   60 - 89 days past due........         1.54%        2.08%
   90 - 119 days past due.......         1.19%        1.50%
   120 days or more past due.            2.73%        4.02%
   Total Delinquencies                   5.46%        7.60%

(1)The delinquency rate is calculated by dividing the delinquent balances as of the end of the Due Period by the balance of receivables in the Trust at the beginning of the Due Period.

(2)Under Sears proprietary receivables processing system, in general, Sears and the Bank consider an account delinquent when its cumulative past due balance is three or more times the scheduled minimum monthly payment. The data in this column reflect the percentage of Account balances for which the cumulative past due amount is three, four and five or more times, respectively, the scheduled minimum monthly payment.

(3)Under the TSYS processing system, Sears and the Bank determine delinquency levels for accounts using an aging methodology that is based on the number of completed billing cycles during which the customer failed to make a required payment. The data in this column reflect the percentage of Account balances for which the customer has failed to make a required payment in each of the last three, four and five or more billing cycles, respectively. The performance of the converted accounts may not be representative of the total Sears Portfolio or the Accounts in the Trust.

                                  THE FIRST NATIONAL BANK OF CHICAGO,
                                  as Trustee


                                   By:/s/Diane Swanson
                                         Diane Swanson
                                   Assistant Vice President